CUSIP No. 073677 10 6           SCHEDULE 13D (Amendment No. 1)

EXHIBIT 1

JOINT FILING AGREEMENT

     Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Amendment No. 1 to Schedule 13D to which this agreement is attached as Exhibit 1, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of each of the undersigned.

     This agreement may be executed in one or more counterparts.

Dated: December 2, 2003

FRANK H. PEARL

By:	RODD MACKLIN

Name: Rodd Macklin
Title: Attorney-in-fact

PERSEUS CAPITAL, L.L.C.

By:	RODD MACKLIN

Name: Rodd Macklin
Title: Chief Financial Officer and Secretary